Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Endava plc’s Registration Statement on Form F-1 pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated December 20, 2017, relating to the consolidated financial statements of Velocity Partners LLC as of December 31, 2016 and 2015, and for the years then ended, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form F-1 (No. 333-226010) and related Prospectus.
/s/ Moss Adams LLP
Seattle, Washington
July 26, 2018